    As filed with the Securities and Exchange Commission on September 10, 2002
                                                      Registration No. 333-99295


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ----------

                              HELEN OF TROY LIMITED
             (Exact name of registrant as specified in its charter)

                  BERMUDA                                    74-2692550
      (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                  Identification Number)

                                 CLARENDON HOUSE
                                  CHURCH STREET
                                HAMILTON, BERMUDA
                                 (441) 295-1422

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              1 HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912
                                 (915) 225-8000

        (Registrant's United States mailing address and telephone number)

                                   ----------

                                VINCENT D. CARSON
                       VICE PRESIDENT AND GENERAL COUNSEL
                              1 HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912
                                 (915) 225-8000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                                 DANIEL W. RABUN
                                BAKER & MCKENZIE
                          2001 ROSS AVENUE, SUITE 2300
                               DALLAS, TEXAS 75201
                                 (214) 978-3000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE      AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING         AMOUNT OF
      REGISTERED(1)             REGISTERED             SHARE(2)                PRICE(2)        REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$.10 per share                   800,000                $11.64                $9,312,000               $857

Preference Share Purchase
Rights                        800,000 rights             N/A                     N/A                    N/A(4)
=================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers any additional shares of common stock of Helen of Troy Limited that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of common stock of Helen of Troy Limited.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the common stock on the NASDAQ National Market System on September 5, 2002.

(3)  Previously paid.

(4) In accordance with Rule 457(g) under the Securities Act of 1933, as amended, no additional registration fee is required in respect of the preference share purchase rights.

================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2002


PROSPECTUS


                                 800,000 SHARES

                              HELEN OF TROY LIMITED



                                  COMMON STOCK

         The 800,000 shares of common stock of Helen of Troy Limited offered through this prospectus will be sold by the selling security holders listed on page 4 of this prospectus.

         The sale of the common stock offered through this prospectus may be effected by the selling security holders from time to time in transactions on the NASDAQ National Market System, in privately negotiated transactions or in a combination of such methods of sale. The common stock may be sold at fixed prices that may change, at prices prevailing at the time of sale, at prices relating to such prevailing prices or at negotiated prices. None of the proceeds from this offering will be received by Helen of Troy Limited.


         Helen of Troy Limited's common stock is listed on the NASDAQ National Market System under the symbol "HELE." On September 9, 2002, the last reported sale price of a share of common stock on the NASDAQ National Market System was $11.55.


         INVESTING IN THE COMMON STOCK INVOLVES RISKS. POTENTIAL INVESTORS SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is _________, 2002.

                                TABLE OF CONTENTS


                                                                                                               PAGE

ABOUT HELEN OF TROY LIMITED......................................................................................1

THE OFFERING.....................................................................................................1

RISK FACTORS.....................................................................................................1

USE OF PROCEEDS..................................................................................................3

PLAN OF DISTRIBUTION.............................................................................................3

SELLING SECURITY HOLDERS.........................................................................................4

LEGAL MATTERS....................................................................................................5

EXPERTS..........................................................................................................5

SELECTED FINANCIAL DATA..........................................................................................5

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS...............................................................5

INCORPORATION OF DOCUMENTS BY REFERENCE..........................................................................6

WHERE YOU CAN FIND MORE INFORMATION..............................................................................7


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. HELEN OF TROY LIMITED HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

                           ABOUT HELEN OF TROY LIMITED

         Unless the context requires otherwise, references to "the Company," to "our Company" or to "Helen of Troy" and references such as "we" and "us" refer to Helen of Troy Limited and its subsidiaries, including Tactica International, Inc. ("Tactica"). Our Company is comprised of three operating segments. The North American segment sells hair care and other personal care and comfort appliances, hairbrushes, combs and utility and decorative hair accessories in the U.S. and Canada. The International segment sells hair care and other personal care and comfort appliances, hairbrushes, combs and utility and decorative hair accessories outside of the U.S. and Canada. Our third segment, Tactica, sells personal care and other consumer products directly to consumers through direct response marketing and to retailers.

         We design, develop and sell a variety of personal care and comfort products under trademarks licensed from third parties, as well as under trademarks that we own. We outsource the manufacture of our products to third parties and sell most of those products to mass merchandisers, drug chains, warehouse clubs, grocery stores, beauty supply retailers and wholesalers, and directly to consumers in the U.S. and other countries.

         Products bearing licensed trademarks include those sold under the trademarks of VS Sassoon(R), licensed from The Procter & Gamble Company; Revlon(R), licensed from Revlon Consumer Products Corporation; Dr. Scholl's(R), licensed from Schering-Plough HealthCare Products, Inc.; Scholl(R) (in areas other than North America), licensed from Scholl Limited; and Sunbeam(R), licensed from Sunbeam Products, Inc. Trademarks owned by the Company include Helen of Troy(R), Salon Edition(R), Hot Tools(R), Ecstasy(TM), Gold Series(R), Hotspa(R), Gallery Series(R), Wigo(R), Caruso(TM), Dazey(R), Lady Dazey(R), Carel(R), Lady Carel(R), Sable(R), Karina(R), Karina Girl(TM), Kurl*Mi(R), Detangle*Mi(R), Heat*Mi(R), DCNL(TM), DCNL Signature(TM), IGIA(R) and Epil-Stop(R).

         We were incorporated as Helen of Troy Corporation in Texas in 1968 and reincorporated as Helen of Troy Limited in Bermuda in 1994. Our principal executive offices are located at Clarendon House, Church Street, Hamilton, Bermuda. Our telephone number in the United States is (915) 225-8000.

                                  THE OFFERING

         This prospectus relates to 800,000 shares of common stock of Helen of Troy that may be offered by the selling security holders. In August 2002, one of our shareholders sold 800,000 shares of common stock to certain accredited investors in a private placement transaction. As part of those transactions, we entered into registration rights agreements with the investors with respect to the purchased shares. We are registering the common stock covered by this prospectus to fulfill our contractual obligations with respect to these registration rights. Registration of the common stock does not necessarily mean that all or any portion of such shares will be offered for sale by the selling security holders.

         We have agreed to bear the expenses of the registration of the common stock under federal and state securities laws, but we will not receive any proceeds from the sale of the common stock offered under this prospectus.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK IS VERY RISKY. YOU SHOULD BE ABLE TO BEAR A COMPLETE LOSS OF YOUR INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO OTHER INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FROM OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). IF ANY OF THESE RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD SUFFER.

         OUR INDUSTRY IS EXTREMELY COMPETITIVE. WE MAY NOT BE ABLE TO DEVELOP AND COMPETITIVELY MARKET PRODUCTS THAT APPEAL TO CONSUMERS. The personal care and comfort products industry is extremely competitive. Maintaining and gaining market share depends heavily upon price, quality, brand name recognition, patents, innovation in the design of new products and replacement models and marketing and distribution approaches. We compete with domestic and international companies, some of which have substantially greater financial and other resources than those of the Company. We believe that our ability to produce reliable products that incorporate developments in technology and to satisfy consumer tastes with respect to style and design, as well as our ability to market a broad offering of products in each applicable category at competitive prices, are keys to our future success. No assurance can be given that we will be able to successfully compete on the basis of these factors in the future.

         WE ARE MATERIALLY DEPENDENT ON OUR LICENSED TRADEMARKS AS A SUBSTANTIAL PORTION OF OUR SALES REVENUE COMES FROM SELLING PRODUCTS UNDER LICENSED TRADEMARKS. A substantial portion of our sales revenue is derived from sales of products under licensed trademarks. As a result, we are materially dependent upon the continued use of such trademarks, particularly the VS Sassoon(R) and Revlon(R) trademarks. Actions taken by licensors and other third parties could diminish greatly the value of any of our licensed trademarks. If we were unable to sell products under these licensed trademarks the effect on our business, financial condition and results of operations could be both negative and material.

         WE COULD BE MATERIALLY ADVERSELY EFFECTED BY SIGNIFICANT CHANGES IN THE TAX LAWS. Currently, we benefit from an international corporate structure that results in relatively low tax rates on a consolidated basis. If we were to encounter significant changes in the rates or rules imposed by certain key taxing jurisdictions, such changes could have a material adverse effect on the Company's financial position and profitability. In 1994, we engaged in a corporate restructuring that, among other things, resulted in a greater portion of our income not being subject to taxation in the U.S. If such income were subject to U.S. federal income taxes, our effective income tax rate would increase materially. Several bills have been introduced recently in the U.S. Congress that, if enacted into law, could adversely affect our U.S. federal income tax status. At least one of the bills introduced would apply to companies such as ours that restructured several years ago. That bill could, if enacted into law, subject a greater portion of our income to U.S. income taxes, thereby reducing our net income. Other bills introduced recently would exempt restructuring transactions, such as ours, that were completed before certain dates in 2001 and 2002, but would limit the deductibility of payments made in certain intercompany transactions for U.S. income tax purposes and would subject gains on certain asset transfers to U.S. income tax. In addition to the legislation introduced in Congress, the U.S. Treasury Department recently published a study of restructurings such as ours. It is not currently possible to predict whether the legislation that has been introduced will become law, whether any additional bills will be introduced or the consequences of the U.S. Treasury Department's study. However, there is a risk that new laws in the U.S. could eliminate or substantially reduce the current income tax benefits of our corporate structure. If this were to occur, such changes could have a material adverse effect on our financial condition and results of operations. In addition to potential changes in tax laws, the Company's position on various tax matters may be challenged. Our ability to maintain our position that the parent company is not a Controlled Foreign Corporation (as defined under the U.S. Internal Revenue Code) is critical to the tax treatment of our non-U.S. earnings. A Controlled Foreign Corporation is a non-U.S. corporation whose largest U.S. shareholders (i.e., those owning 10% or more of its stock) together own more than 50% of the stock in such corporation. If a change of ownership of the Company were to occur such that the parent company became a Controlled Foreign Corporation, such a change could have a material negative effect on the largest U.S. shareholders and, in turn, on the Company's business.

         THE HONG KONG INLAND REVENUE DEPARTMENT HAS CHALLENGED OUR POSITION ON CERTAIN PROFITS AND ASSESSED TAXES ON SUCH PROFITS. WE HAVE SETTLED CERTAIN OF THE CHALLENGES; HOWEVER, CERTAIN AMOUNTS ARE STILL OUTSTANDING AND WE MAY HAVE TO PAY FURTHER AMOUNTS IN THE FUTURE. The Hong Kong Inland Revenue Department ("the IRD") assessed $11,033,000 in tax on certain profits of our foreign subsidiaries for the fiscal years 1990 through 1997. Hong Kong taxes income earned from certain activities conducted in Hong Kong. We are vigorously defending our position that we conducted the activities that produced the profits in question outside of Hong Kong. The Company also asserts that it has complied with all applicable reporting and tax payment obligations. In connection with the IRD's tax assessment for the fiscal years 1990 through 1997, we were required to purchase $5,750,000 (U.S.) in tax reserve certificates in Hong Kong, which represented approximately 52% of the liability assessed by the IRD. Tax reserve certificates represent the prepayment by a taxpayer of potential tax liabilities. The amounts paid for tax reserve certificates are refundable in the event that the value of the tax reserve certificates exceeds the related tax liability. These certificates are denominated in Hong Kong dollars and are subject to the risks associated with foreign currency fluctuations.

         The Company and the IRD agreed on a settlement for fiscal years 1990 through 1994. The assessment for that period was $4,468,000. The Company and the IRD agreed to settle the amount for $2,505,000 (56% of the assessed amount), plus interest of approximately $100,000. Because we were able to apply certain of the tax reserve certificates discussed above to amounts due under the proposed settlement, the Company paid the IRD approximately $37,000 of additional cash, plus interest to settle the issues raised by the IRD for fiscal 1990 through 1994. The settlement of the IRD's assessments for fiscal 1990 through 1994 did not affect the status of the IRD's assessments for fiscal years 1995 through 1997. If the IRD's position were to prevail and if it were to assert the same position for years after fiscal 1997, the resulting assessment could total $28,015,000 (U.S.) for the period from fiscal 1995 through fiscal 2002. Although the ultimate resolution of the IRD's claims cannot be predicted with certainty, we believe that adequate provision has been made in the financial statements for the resolution of the IRD's assessments for the fiscal years 1990 through 1997 and potential future assessments relating to activity since fiscal 1997.

         WE ARE DEPENDENT ON THIRD PARTY MANUFACTURERS, MOST OF WHICH ARE IN THE FAR EAST. All of our products are manufactured by unaffiliated companies, most of which are in the Far East. Risks associated with such foreign manufacturing include: changing international political relations; changes in laws, including tax laws, regulations and treaties; changes in labor laws, regulations, and policies; changes in customs duties and other trade barriers; changes in shipping costs; currency exchange fluctuations; local political unrest; and the availability and cost of raw materials and merchandise. To date, these factors have not significantly affected our production in the Far East. However, any change that impairs our ability to obtain products from such manufacturers, or to obtain products at marketable rates, could have a material negative effect on our business, financial condition and results of operations.

         OUR BUSINESS WILL SUFFER IF WE DO NOT ACCURATELY FORECAST OUR CUSTOMER'S DEMANDS. Because of our reliance on manufacturers in the Far East, our production lead times are relatively long. Therefore, we must commit to production in advance of customer orders. If we fail to forecast customer or consumer demand accurately we may encounter difficulties in filling customer orders or in liquidating excess inventories, or may find that customers are canceling orders or returning products. Distribution difficulties may have an adverse effect on our business by increasing the amount of inventory and the cost of storing inventory. Additionally, changes in retailer inventory management strategies could make inventory management more difficult. Any of these results could have a material adverse effect on our business, financial condition and results of operations.

         OUR FUTURE ACQUISITIONS, IF ANY, AND NEW PRODUCTS MAY NOT BE SUCCESSFUL. We may decide to grow our business through the acquisition of new product lines and businesses. The acquisition of a business or of the rights to market specific products or use specific product names involves a financial commitment. In the case of an acquisition such commitments are usually in the form of either cash or stock consideration. In the case of a new license, such commitments could take the form of license fees, prepaid royalties and future minimum royalty and advertising payments. While our strategy is to acquire businesses and to develop products that will contribute positively to earnings, there is no guarantee of such results. Anticipated synergies may not materialize, cost savings may be less than expected, sales of products may not meet expectations and acquired businesses may carry unexpected liabilities. Each of these factors could result in a newly acquired business or product line having a material negative impact on financial condition and results of operations.

         A FEW CUSTOMERS ACCOUNT FOR A SUBSTANTIAL PERCENTAGE OF OUR SALES. We are dependent on certain principal customers. Wal-Mart Stores, Inc., and one of its affiliates, accounted for approximately 22% of the Company's net sales in fiscal 2002. Our top three customers accounted for approximately 35% of fiscal 2002 net sales. Although we have long-standing relationships with our major customers, no contracts require these customers to buy from us. A substantial decrease in sales to any of our major customers could have a material adverse effect on our financial condition and results of operations.

         THE SALES OF OUR TACTICA PRODUCTS MAY BE SUBJECT TO VOLATILITY. Tactica's net sales grew substantially in fiscal 2002 from fiscal 2001, comprising 24% and 5%, respectively, of the Company's consolidated net sales during such periods. In addition, the increase in Tactica's sales in fiscal 2002 accounted for 94% of the increase in our consolidated sales during this period. Tactica's sales in fiscal 2002 were comprised heavily of the Epil-Stop(R) product line, which has an unproven product life cycle. Tactica also sells other products that have short life cycles. Furthermore, Tactica relies on television infomercials and direct response marketing campaigns for the marketing of its products. Accordingly, Tactica's sales may be more volatile than the business of our other two segments. The results of our business could be adversely affected by decreases in sales of Tactica products.

         ONE OF OUR SUBSIDIARIES IS SUBJECT TO A STOCKHOLDERS' AGREEMENT. One of our subsidiaries is a party to a stockholders' agreement with the former owners of Tactica, who retained a 45% interest in Tactica (collectively the "other Tactica stockholders"). Under the terms of the stockholders' agreement, we have been granted the right to initiate a process whereby we can purchase, and the other Tactica stockholders are required to sell, the shares they own. In addition, the other Tactica stockholders have the right to initiate a process regarding the sale of their remaining interest in Tactica. We may elect at our option not to purchase the shares owned by the other Tactica stockholders and under the terms of the stockholders' agreement the parties will then be required to initiate a procedure under which the entire business of Tactica would be offered for sale to third parties. In either case, the purchase price will be based upon fair market value as determined by independent appraisal. A sale to a third party would be subject to the approval of the other Tactica stockholders and us. In the event that either party exercises its rights under the stockholders' agreement, our financial position and profitability could be adversely affected.

         U.S. AND WORLDWIDE ECONOMIC CONDITIONS AFFECT OUR FINANCIAL CONDITION. Adverse changes in economic conditions that affect consumer spending or worldwide economic conditions could have a material negative effect on the Company's financial condition and results of operations.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock offered by this prospectus.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling security holders. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

         o transactions on the NASDAQ National Market System or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

         o        in the over-the-counter market;

         o in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

         o        in connection with short sales of the common stock;

         o by pledge to secure or in payment of debt and other obligations;

         o through the writing of options, whether the options are listed on an options exchange or otherwise;

         o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

         o        through a combination of any of the above transactions.

         The selling security holders and their successors, including their transferees, pledgees or donees or their successors, may sell the shares of common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this prospectus.

         We entered into registration rights agreements for the benefit of the selling security holders to register our common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling security holders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling security holders incident to the offering and sale of the common stock.

                            SELLING SECURITY HOLDERS

         In August 2002, one of our shareholders sold 800,000 shares of common stock to certain accredited investors in a private placement transaction. As part of those transactions, we entered into registration rights agreements with the investors with respect to the purchased shares of common stock. We are registering the shares of common stock covered by this prospectus to fulfill our contractual obligations with respect to these registration rights.

         The following table provides information with respect to the shares of common stock beneficially owned by the selling security holders. The information regarding common stock owned after the offering assumes the sale of all shares of common stock offered by the selling security holders. None of the selling security holders has held a position or office or had a material relationship with us or any of our affiliates within the past three years other than as a result of the ownership of our common stock.

                                                                                               COMMON STOCK OWNED
                                                                                                AFTER COMPLETION
                                                      COMMON STOCK         COMMON                 OF OFFERING(1)
                                                      BENEFICIALLY          STOCK          -------------------------
                      NAME                                OWNED            OFFERED         NUMBER         PERCENTAGE
                      ----                            ------------         -------         ------         ----------

Acqua Wellington Private Placement Fund, Ltd.            200,000           200,000             0              0%
Acqua Wellington Opportunity I Limited                   600,000           600,000             0              0%

----------

(1) Assumes all of the shares of common stock are sold.

                                  LEGAL MATTERS

         The validity of the common stock will be passed upon for us by Conyers Dill & Pearman, Bermuda counsel to Helen of Troy.

                                     EXPERTS

         KPMG LLP, independent auditors, are our auditors. They audited the consolidated financial statements and the financial statement schedules that we included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2002, as described in their report dated May 3, 2002. The Annual Report on Form 10-K for the fiscal year ended February 28, 2002, includes these reports. We incorporate these financial statements, schedules and reports into this prospectus in reliance on KPMG LLP's authority as experts in accounting and auditing.

                             SELECTED FINANCIAL DATA

         Below is summarized financial information comparing previously reported net income for the three years ended February 28, 2002 as though the provisions of SFAS 142 had been applied as of March 1, 1999 (amounts in thousands, except per share data):

                                                                       Year Ended the last day of February
                                                                ----------------------------------------------
                                                                    2002             2001             2000
                                                                ------------     ------------     ------------

         Reported net income                                    $     29,215     $     17,332     $     13,111
         Goodwill amortization                                         2,034            2,026            1,948
                                                                ------------     ------------     ------------

         Adjusted net income                                    $     31,249     $     19,358     $     15,059
                                                                ============     ============     ============

         Basic earnings per share of common stock
         Reported net income                                    $       1.04     $        .61     $        .45
         Goodwill amortization                                           .07              .07              .07
                                                                ------------     ------------     ------------

         Adjusted basic earnings per share of common
         stock                                                  $       1.11     $        .68     $        .52
                                                                ============     ============     ============

         Diluted earnings per share of common stock

         Reported net income                                    $       1.00     $        .60     $        .44
         Goodwill amortization                                           .07              .07              .06
                                                                ------------     ------------     ------------

         Adjusted diluted earnings per share of
         common stock                                           $       1.07     $        .67     $        .50
                                                                ============     ============     ============

               INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

         Certain written and oral statements made by us or with the approval of one of our authorized executive officers may constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this registration statement, in other filings with the SEC, in press releases and in certain other oral and written presentations. Generally, the words "anticipates," "believes," "expects" and other similar words identify forward-looking statements. All statements that address operating results, events or developments that we expect or anticipate will occur in the future, including statements related to sales, earnings per share results and statements expressing general expectations about future operating results, are forward-looking statements. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements are subject to risks that could cause such statements to differ materially from actual results. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Factors that could cause actual results to differ from those anticipated include the following, among others:

         o        general industry conditions and competition;

         o        credit risks;

         o our, or our operating segments', material reliance on individual customers or small numbers of customers;

         o        our material reliance on certain trademarks;

         o the impact of tax legislation, regulations or treaties, including proposed legislation in the United States that would affect companies or subsidiaries of companies that have headquarters outside the United States and file U.S. income tax returns;

         o        the impact of other current and future laws and regulations;

         o the results of our disagreement with the Hong Kong Inland Revenue Department concerning the portion of our profits that might be subject to Hong Kong income tax;

         o any future disagreements with the United States Internal Revenue Service or other taxing authority regarding our assessment of the effects or interpretation of existing tax laws, regulations or treaties;

         o risks associated with inventory, including potential obsolescence;

         o        risks associated with new products and new product lines;

         o        risks associated with operating in foreign jurisdictions;

         o        foreign currency exchange losses;

         o        worldwide and domestic economic conditions;

         o        uninsured losses;

         o        reliance on computer systems;

         o        management's reliance on the representations of third parties;

         o        risks associated with new business ventures and acquisitions;

         o        risks associated with investments in equity securities; and

         o the risks described from time to time in our filings with the SEC.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the information listed below:

         o our Annual Report on Form 10-K for the fiscal year ended February 28, 2002;

         o        our Quarterly Report on Form 10-Q for the quarter ended May
                  31, 2002;

         o        our Proxy Statement filed with the SEC on June 27, 2002;

         o the description of our common stock, which is contained in our registration statement filed with the SEC (Registration No. 0-23312), including any amendments or reports filed for the purpose of updating such description; and

         o the description of our preference share purchase rights, which is contained in our Registration Statement on Form 8-A filed with the SEC on December 4, 1998, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

         We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated into this prospectus by reference, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct such requests to:

                                 Helen of Troy
                              1 Helen of Troy Plaza
                              El Paso, Texas 79912
                              Attn: General Counsel
                            Telephone (915) 225-8000

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following sets forth the best estimate of the Company as to its anticipated expenses and costs expected to be incurred in connection with the issuance and distribution of the securities registered hereby (except for the SEC registration fee, all amounts are estimates):

         SEC Registration Fee .......................     $      857
         Printing and Engraving Expenses ............            500
         Legal Fees and Expenses ....................          5,000
         Accounting Fees and Expenses ...............          2,500
         Miscellaneous ..............................            500
                                                          ----------

         Total ......................................     $    9,357
                                                          ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 98 of the Companies Act 1981 of Bermuda (as amended, the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would be imposed on them in relation to the Company, except in cases where such liability arises from fraud or dishonesty of which such officer, director or auditor may be guilty in relation to the Company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred against them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under
Section 281 of the Act.

         The Company has adopted provisions in its Memorandum of Association and Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Act. The Company has also entered into indemnity agreements with each of its directors and officers to provide them with the maximum indemnification allowed under its Memorandum of Association, Bye-Laws and the Act.

         The Act also permits a company to purchase and maintain insurance for the benefit of its officers and directors covering certain liabilities. The Company intends to maintain a policy of officers' and directors' liability insurance for the benefit of such persons.

         We entered into registration rights agreements for the benefit of the selling security holders to register our common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling security holders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act.

         The preceding discussion of the Company's Memorandum of Association and Bye-Laws, the Act, the indemnity agreements and the registration rights agreements is not intended to be exhaustive and is qualified in its entirety by the Memorandum of Association, Bye-Laws, the Act, the indemnity agreements and the registration rights agreements.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION

4.1 Memorandum of Association (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4, File No. 33-73594, filed with the SEC on December 30, 1993).

4.2 Bye-Laws (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4, File No. 33-73594, filed with the SEC on December 30, 1993).

4.3 Rights Agreement, dated as of December 1, 1998, between Helen of Troy Limited and Harris Trust and Savings Bank, as Rights Agent (filed as Exhibit 7.4 to the Company's Current Report on Form 8-K, filed with the SEC on December 4, 1998).


5.1               Opinion of Conyers Dill & Pearman.


23.1              Consent of Conyers Dill & Pearman (See Exhibit 5.1).

23.2              Consent of KPMG LLP.




ITEM 17. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be determined to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on September 10, 2002.


                                    HELEN OF TROY LIMITED


                                    By: /s/ Gerald J. Rubin
                                        ----------------------------------------
                                        Gerald J. Rubin
                                        Chairman of the Board, Chief Executive
                                        Officer, President and Director




         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                           Title                                  Date
               ---------                                           -----                                  ----

/s/ Gerald J. Rubin                         Chairman of the Board, Chief Executive Officer,         September 10, 2002
---------------------------------------     President and Director (Principal Executive Officer)
Gerald J. Rubin

     *                                      Senior Vice President, Finance, and Chief Financial     September 10, 2002
---------------------------------------     Officer (Principal Financial and Accounting Officer)
Russell G. Gibson

     *                                      Director                                                September 10, 2002
---------------------------------------
Stanlee N. Rubin

     *                                      Director                                                September 10, 2002
---------------------------------------
Christopher L. Carameros

     *                                      Director                                                September 10, 2002
---------------------------------------
Byron H. Rubin

     *                                      Director                                                September 10, 2002
----------------------------------------
Daniel C. Montano

     *                                      Director                                                September 10, 2002
----------------------------------------
Gary B. Abromovitz

     *                                      Director                                                September 10, 2002
---------------------------------------
John B. Butterworth


*By: /s/ Gerald J. Rubin
    -----------------------------------
    Gerald J. Rubin
    Attorney-in-fact

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

4.1               Memorandum of Association (filed as Exhibit 3.1 to the
                  Company's Registration Statement on Form S-4, File No.
                  33-73594, filed with the SEC on December 30, 1993).

4.2               Bye-Laws (filed as Exhibit 3.2 to the Company's Registration
                  Statement on Form S-4, File No. 33-73594, filed with the SEC on December 30, 1993).

4.3 Rights Agreement, dated as of December 1, 1998, between Helen of Troy Limited and Harris Trust and Savings Bank, as Rights
                  Agent (filed as Exhibit 7.4 to the Company's Current Report on
                  Form 8-K, filed with the SEC on December 4, 1998).

5.1               Opinion of Conyers Dill & Pearman.

23.1              Consent of Conyers Dill & Pearman (See Exhibit 5.1).

23.2              Consent of KPMG LLP.
